Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THE

UNCOMMITTED SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This FOURTH AMENDMENT, dated as of March 31, 2008 (this “Amendment”) to the UNCOMMITTED SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended by the First Amendment, dated as of November 28, 2005 (the “First Amendment”), the Second Amendment dated as of March 31, 2006 (the “Second Amendment”), the Third Amendment dated as of March 30, 2007 (the “Third Amendment”) and as otherwise amended, restated, supplemented or modified prior to the date hereof, the “Credit Agreement”) among ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions from time to time parties thereto (the “Banks”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as Joint Lead Arranger and Joint Bookrunner, as Documentation Agent (together with the Administrative Agent, the “Agents”), as an Issuing Bank and as a Bank, and SOCIÉTÉ GÉNÉRALE, as Syndication Agent and as a Bank.

WHEREAS, the Borrower has requested that the financial institutions party hereto make certain amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, the financial institutions party hereto have indicated their willingness to consider such amendments on the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendments to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions: “360-Day L/C Maturity Date,” “Adjusted Pro Rata Share,” “Applicable Margin,” “Banks,” “Borrowing Base Advance Cap,” “Borrowing Base Line,” “Borrowing Base Sub-Cap,” “Eligible Assignee,” “Expiration Date,” “Indebtedness,” “Loan Documents,” “Maturity Date,” “Obligations,” “Swap Banks,” and “Swap Contracts” in their respective entireties and substituting in lieu thereof the following in the appropriate alphabetical order:

“360-Day L/C Maturity Date” means March 31, 2010.

“Adjusted Pro Rata Share” has the meaning ascribed to such term in the Intercreditor Agreement.

“Applicable Margin” means (i) with respect to Base Rate Loans, ..250% per annum and (ii) with respect to Offshore Rate Loans and Letters of Credit, for any day, the applicable rate per annum set forth below, based upon the Excess Tangible Net Worth determined as the last day of the most recently ended fiscal quarter:

Excess Tangible Net Worth	Applicable Margin for Offshore Rate Loans	Applicable Margin for Letters of Credit (including Physical Trade Delivery-Related Standby Letters of Credit)	Applicable Margin for SPT-Related Standby Letters of Credit (other than Physical Trade Delivery-Related Standby Letters of Credit)
Less than or equal to $25,000,000	1.625%	1.375%	1.875%
Greater than $25,000,000 and less than or equal to $50,000,000	1.500%	1.250%	1.750%
Greater than $50,000,000 and less or equal to $75,000,000	1.375%	1.125%	1.625%
Greater than $75,000,000	1.250%	1.000%	1.500%

For the purposes of the foregoing, the Excess Tangible Net Worth shall be determined based upon the Borrower’s most recent consolidated financial statements delivered pursuant to Section 7.01(c), and each change in the Applicable Margin resulting from a change in the Excess Tangible Net Worth shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Excess Tangible Net Worth shall be deemed to be less than or equal to $25,000,000 at any time that an Event of Default has occurred and is continuing.

“Banks” shall mean Fortis, BNP Paribas, Société Générale, NATIXIS, acting through its New York Branch, RZB Finance, LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (as successor by merger to UFJ Bank Limited, New York Branch), Brown Brothers Harriman & Co., The Royal Bank of Scotland plc and each additional lending institution added to this Agreement, through an amendment to this Agreement, by execution of an Uncommitted Line Portion Addendum, or through an Assignment and Acceptance in accordance with Subsection 11.08(a) hereof. References to the “Banks” shall include Fortis and BNP Paribas, including each in its capacity as an Issuing Bank; for purposes of clarification only, to the extent that Fortis or BNP Paribas may have any rights or obligations in addition to those of the Banks due to their status as an Issuing Bank and as Agents, Fortis’ and BNP Paribas’ status as such will be specifically referenced.

“Borrowing Base Advance Cap” means at any time an amount equal to the least of:

(a)	$580,000,000;

(b)	the Total Subscribed Line Portions;

(c)	the Borrowing Base Sub-Cap; or

(d)	the sum of:

(i) the amount of Cash Collateral and other liquid investments which are acceptable to the Banks in their sole discretion and which are subject to a first perfected security interest in favor of Administrative Agent, as collateral agent for the Banks, and which have not been used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(ii) 90% of Borrower’s equity in Eligible Broker accounts from and after the date that a tri-party agreement with respect to such accounts is entered into, to the extent such equity is not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(iii) 90% of the amount of Tier I Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance, net of deductions, offsets and counterclaims; plus

(iv) 85% of the amount of Tier II Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance, net of deductions, offsets and counterclaims; plus

(v) 85% of the amount of Tier I Unbilled Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(vi) 80% of the amount of Tier II Unbilled Accounts which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(vii) 80% of the amount of Eligible Inventory which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(viii) 80% of the amount of Eligible Exchange Receivables which are not being used in determining availability for any other advance (other than advances made under the Borrowing Base Line) or Letter of Credit Issuance; plus

(ix) 80% of the amount of Undelivered Product Value; plus

(x) 70% of Realizable Unrealized Profits, up to a maximum amount of $50,000,000, less

(xi) the amounts which would be subject to a so-called “First Purchaser Lien” as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Oklahoma, Kansas or New Mexico, or any other comparable law of any other state, unless a Letter of Credit secures payment of all amounts subject to such First Purchaser Lien; less

(xii) 125% of the SPT Bank Close-Out Amounts of all SPT Banks, as of the date of determination of the Borrowing Base Advance Cap; and less

(xiii) 100% of the Borrower’s Unrealized Mark-to-Market Losses as of the date of determination of the Borrowing Base Advance Cap.

In no event shall any amounts described in (d)(i) through (d)(x) above which may fall into more than one of such categories be counted more than once when making the calculation under this definition.

“Borrowing Base Line” means the uncommitted line of credit for the purpose of (a) providing working capital and to fund payments to suppliers of Product; (b) to provide for Letters of Credit to secure suppliers of Product; and (c) to fund payments due to any SPT Bank under any SPT Contract.

“Borrowing Base Sub-Cap” means (a) from the date of this Agreement until the date the first election is made by the Borrower pursuant to clause (b) of this definition, $250,000,000, and (b) thereafter, at any time, the amount set forth in the table below under the heading “Borrowing Base Sub-Cap” elected by the Borrower from time to time by written notice to the Agents, provided that, at the time of any such election of any such amount as the Borrowing Base Sub-Cap, but not for any other purpose herein, each of the Borrower’s Net Working Capital, Tangible Net Worth and ratio of Total Liabilities to Tangible Net Worth at such time of election, each as determined by the most recent monthly financial statements received pursuant to Section 7.01(c) are within the requirements set forth opposite such amount in the table below. For purposes of testing whether such requirements have been met, the highest amount elected by the Borrower for the month being tested shall be used, where during the same month being tested the Borrower elected to either increase or decrease the availability by selecting a different amount under the column entitled “Borrowing Base Sub-Cap”.

Borrowing Base Sub-Cap	Minimum Net Working Capital	Minimum Tangible Net Worth	Maximum Ratio at Total Liabilities to Tangible Net Worth
$100,000,000	$20,000,000	$21,000,000	5.00 to 1
$125,000,000	$25,000,000	$26,000,000	5.00 to 1
$150,000,000	$30,000,000	$31,000,000	5.00 to 1
$175,000,000	$35,000,000	$36,000,000	5.00 to 1
$200,000,000	$40,000,000	$41,000,000	5.00 to 1
$225,000,000	$45,000,000	$46,000,000	5.00 to 1
$250,000,000	$50,000,000	$51,000,000	5.00 to 1
$275,000,000	$55,000,000	$56,000,000	5.00 to 1
$300,000,000	$60,000,000	$61,000,000	5.00 to 1
$325,000,000	$65,000,000	$66,000,000	5.00 to 1
$350,000,000	$70,000,000	$71,000,000	5.00 to 1
$375,000,000	$75,000,000	$76,000,000	5.00 to 1
$400,000,000	$80,000,000	$81,000,000	5.00 to 1
$425,000,000	$85,000,000	$86,000,000	5.00 to 1
$450,000,000	$90,000,000	$91,000,000	5.00 to 1
$475,000,000	$95,000,000	$96,000,000	5.00 to 1
$500,000,000	$100,000,000	$101,000,000	5.00 to 1
$525,000,000	$105,000,000	$106,000,000	5.00 to 1
$550,000,000	$110,000,000	$111,000,000	5.00 to 1
$575,000,000	$115,000,000	$116,000,000	5.00 to 1
$580,000,000	$120,000,000	$121,000,000	5.00 to 1

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided, however, that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial lending and that is (i) a Subsidiary of a Bank (or bank referred to in the preceding clauses (a) or (b)), (ii) a Subsidiary of a Person of which a Bank (or bank referred to in the preceding clauses (a) or (b)) is a Subsidiary, or (iii) a Person of which a Bank (or bank referred to in the preceding clauses (a) or (b)) is a Subsidiary.

“Expiration Date” means the earliest to occur of:

(a)	March 31, 2009; or

(b)	the date demand for payment is made by the Administrative Agent; or

(c)	the date an Event of Default occurs.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all obligations with respect to swap contract and physical trade contracts (including, for the avoidance of doubt, all SPT Contracts); (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Security Agreements, the L/C-Related Documents, SPT Contracts, the Three Party Agreement, the Atmos Support Agreement, the Intercreditor Agreement and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

“Maturity Date” means June 30, 2009.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under (a) any Loan Document, owing by the Borrower to any Bank, or any affiliate of any Bank, Agents, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all obligations of the Borrower under Revolving Loans and with respect to Letters of Credit, (b) any Swap Contract, and (c) any Physical Trade Contract.

“Swap Banks” means each of (a) Fortis Capital Corp., BNP Paribas, Société Générale, The Royal Bank of Scotland plc, and NATIXIS, acting through its New York Branch,, or their respective Affiliates, and (b) any other Bank or any Affiliate thereof approved by the Required Banks, in the case of each of the foregoing clauses, in its capacity as a party to a Swap Contract, to the extent that such Bank, or its Affiliate (as the case may be) signs and becomes a party to the Intercreditor Agreement prior to entering into such Swap Contract.

“Swap Contract” means any agreement entered between a Swap Bank and the Borrower, whether or not in writing, relating to any single transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context clearly requires, any master agreement relating to or governing any or all of the foregoing.

3. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definitions of “Assets from Risk Management Activities,” “Cumulative Loss,” and “Liabilities from Risk Management Activities” in their respective entireties.

4. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby further amended by adding the following new terms: “Adjusted Uncommitted Line Portion,” “Cross-Affiliate Creditor,” “Cross-Affiliate Debtor,” “Cross-Affiliate Netting Liens,” “Cross-Affiliate Pair,” “Intercreditor Agreement,” “Physical Trade

Bank,” “Physical Trade Bank Close-Out Amount,” “Physical Trade Contract,” “Physical Trade Delivery-Related Standby Letter of Credit,” “Physical Trade-Related Standby Letter of Credit,” “Sharing Event,” “SPT Activity Report,” “SPT Bank,” “SPT Bank Close Out Amount,” “SPT Contract,” “SPT-Related Standby Letter of Credit,” “Swap Bank Close-Out Amount,” “Unilateral Overage Advance,” “Unilateral Overage Pro Rata Share,” “Unilateral Physical Trade Bank Overage Advance” and “Unilateral Swap Bank Overage Advance” in the appropriate alphabetical order and as defined below:

“Adjusted Uncommitted Line Portion” has the meaning ascribed to it in Section 2.14.

“Cross-Affiliate Creditor” means as of any date of determination, with respect to any Cross-Affiliate Pair, each entity, if any, with a positive Swap Bank Close-Out Amount or Physical Trade Bank Close-Out Amount, as applicable. For the avoidance of doubt as of any date of determination (i) both entities comprising a Cross-Affiliate Pair might qualify as Cross-Affiliate Creditors, and (ii) a Cross-Affiliate Creditor is an entity that is owed money by Borrower under a SPT Contract (or would be owed money by the Borrower if its SPT Contracts were terminated as of such date of determination).

“Cross-Affiliate Debtor” means as of any date of determination, with respect to any Cross-Affiliate Pair, each entity, if any, with a negative Swap Bank Close-Out Amount or Physical Trade Bank Close-Out Amount, as applicable. For the avoidance of doubt as of any date of determination (i) both entities comprising a Cross-Affiliate Pair may qualify as Cross-Affiliate Debtors and (ii) a Cross-Affiliate Debtor is an entity that owes money to the Borrower under a SPT Contract (or would owe money to the Borrower if its SPT Contracts were terminated as of such date of determination).

“Cross-Affiliate Netting Lien” means any pledge by the Borrower securing only obligations under a SPT Contract in favor of a Cross-Affiliate Creditor of general intangibles or receivables due from the affiliated Cross-Affiliate Debtor to the Borrower under a Swap Contract or Physical Trade Contract (as the case may be) to the extent such contract (which in the case of master agreements, shall refer to date of the applicable “confirmation” thereunder) was entered into prior to the Bank affiliated with the Cross-Affiliate Pair becoming a Declining Bank hereunder. For the avoidance of doubt, a Cross-Affiliate Netting Lien will be available only where one Cross-Affiliate Pair entity is a Cross-Affiliate Creditor and the other entity is a Cross-Affiliate Debtor.

“Cross-Affiliate Pair” means (i) any Swap Bank that is an Affiliate of a Physical Trade Bank and (ii) any Physical Trade Bank that is an Affiliate of a Swap Bank, in each case, so long as the affiliated Swap Bank and Physical Trade Bank are separate legal entities.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Fourth Amendment Effective Date, among the Agent, the Banks, the Swap Banks and the Physical Trade Banks relating to, among other things, the sharing of Collateral with and among the Swap Banks and Physical Trade Banks upon the occurrence of a Sharing Event.

“Physical Trade Bank” means each of (a) Fortis Capital Corp., BNP Paribas, Société Générale, and The Royal Bank of Scotland plc, or their respective Affiliates, and (b) any other Bank or any Affiliate thereof approved by the Required Banks, in the case of each of the foregoing clauses, in its capacity as a party to a Physical Trade Contract, to the extent that such Bank, or its Affiliate (as the case may be) signs and becomes a party to the Intercreditor Agreement prior to entering into such Physical Trade Contract.

“Physical Trade Bank Close-Out Amount” has the meaning ascribed to such term in the Intercreditor Agreement.

“Physical Trade Contract” means any agreement entered between a Physical Trade Bank and the Borrower, whether or not in writing, relating to any single transaction that is for the purchase, sale, transfer or exchange of natural gas or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Physical Trade Delivery-Related Standby Letter of Credit” means any Physical Trade-Related Standby Letter of Credit issued to support payment obligations of the Borrower owed or to become due to a Physical Trade Bank for natural gas that has been delivered or will be delivered to the Borrower by such Physical Trade Bank.

“Physical Trade-Related Standby Letter of Credit” means any Letter of Credit issued under the Letter of Credit Facility to support obligations of the Borrower under a Physical Trade Contract.

“Sharing Event” has the meaning ascribed to such term in the Intercreditor Agreement.

“SPT Activity Report” means a report detailing all SPT Close-Out Amounts and the SPT Activity Utilization Ratio (as defined therein) to be used for monitoring the availability of SPT-Related Letters of Credit and compliance with the covenant set forth in Section 8.16, which report shall be substantially in the form attached hereto as Exhibit J.

“SPT Bank” means each Swap Bank and each Physical Trade Bank.

“SPT Bank Close-Out Amounts” has the meaning ascribed to such term in the Intercreditor Agreement.

“SPT Contract” means each Swap Contract and each Physical Trade Contract.

“SPT-Related Standby Letter of Credit” means any Letter of Credit issued under the Letter of Credit Facility to support obligations of the Borrower under (i) any SPT Contract or (ii) any other swap contract or physical trade contract.

“Swap Bank Close-Out Amount” has the meaning ascribed to such term in the Intercreditor Agreement.

“Unilateral Overage Advance” means (i) any Unilateral Swap Bank Overage Advance, and (ii) any Unilateral Physical Trade Bank Overage Advance.

“Unilateral Overage Pro Rata Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s (i) aggregate Unilateral Overage Advances plus all interest due thereon, divided by (ii) the combined total Unilateral Overage Advances of all Banks plus all interest due thereon.

“Unilateral Physical Trade Bank Overage Advance” has the meaning ascribed to such term in Section 2.01(c) hereof.

“Unilateral Swap Bank Overage Advance” has the meaning ascribed to such term in Section 2.01(b) hereof.

5. Amendment to Section 2.01 of the Credit Agreement. (a) Section 2.01(b) is hereby amended by deleting the existing Section 2.01(b) in its entirety and inserting in lieu thereof the following:

(b) Advances Related to the Swap Contracts. In addition to advances requested from time to time by the Borrower, in the event that any amounts owing to any Swap Bank or any of its Affiliates under any Swap Contract are not paid within two (2) Business Days after such obligation becomes due thereunder (whether at a scheduled date, by acceleration, early termination, on demand, or otherwise) then such Swap Bank shall notify the Administrative Agent of such failure to pay and the Administrative Agent (without the necessity of any instructions or request from the Borrower) shall, during the period from the Closing Date until the Expiration Date, make a Revolving Loan in accordance with the provisions of Section 2.03 of this Agreement under the Borrowing Base Line but only to the extent approved (after notice from the Administrative Agent that the requested advance is to be made to cover obligations of the Borrower under a Swap Contract) and funded in accordance with the procedures set forth in such Section 2.03 by each Bank with respect to its Pro Rata Share (or to the extent that a Conversion to Reduced Funding Banks Date has occurred as of such date, the then Approving Banks with respect to their respective Pro Rata Shares), or, with respect to any amount in excess of the Borrowing Base Advance Cap (measured against the then-outstanding amount of Borrower Obligations hereunder (which, for the avoidance of doubt shall include all then-outstanding Unilateral Overage Advance amounts of any Bank and shall exclude the amount of the then-current Unilateral Swap Bank Overage Advance made pursuant to this Section 2.01(b), if any)), pursuant to a Unilateral Swap Bank Overage Advance as set forth in this Section 2.01(b) but only to the extent approved and funded in accordance with the procedures set forth in Section 2.03 by the applicable Swap Bank or if such Swap Bank is not itself a Bank hereunder, its Bank Affiliate hereunder for any amounts due by the Borrower to such Swap Bank or any of its Affiliates under any Swap Contract (including, without limitation, any amounts required to be deposited as cash collateral by the Borrower in connection therewith), and then apply the proceeds of such advance to pay to such Swap Bank or any of its Affiliates all amounts owed to such Person under such Swap Contract (including, without limitation, any amounts required to be deposited as cash collateral by the Borrower in connection therewith). Upon making any such advance as provided above, the Administrative Agent shall send notice of such advance to the Borrower and the Banks. Any such advance shall initially be a Base Rate Loan. In the event that after giving effect to any such advance made to fund such Swap Bank or any of its Affiliates, the then-outstanding amount of the Borrower Obligations hereunder (which, for the avoidance of doubt shall include all then-outstanding Unilateral Overage Advance amounts of any Bank and shall exclude the amount of the Unilateral Swap Bank Overage Advance resulting from such advance, if any) would exceed the Borrowing Base Advance Cap, the Banks shall have no duty to fund their pro rata share of any excess resulting from such advance made to repay amounts owing to such Swap Bank or any of its Affiliates under any Swap Contract (including, without limitation, any amounts required to be deposited as cash collateral by the Borrower in connection therewith), but such Swap Bank’s (or if such Swap Bank is not itself a Bank hereunder, its Bank Affiliate’s) outstandings hereunder shall be deemed to be increased by the amount of such excess funded by such Swap Bank (or if such Swap Bank is not itself a Bank, its Bank Affiliate hereunder) as provided above in accordance with Section 2.03 (any such increase, a “Unilateral Swap Bank Overage Advance”). With respect to any Unilateral Swap Bank Overage Advance, the Borrower shall pay to the Administrative Agent, for the benefit of the applicable Swap Bank (or its Bank Affiliate hereunder), the amount of such Unilateral Swap Bank Overage Advance, together with interest thereon, within one (1) Business Day after the date of such advance and, notwithstanding anything to the contrary herein, no other Bank shall share in the payment of such Unilateral Swap Bank Overage Advance.”

(b) Section 2.01 is hereby amended by adding the following new Section 2.01(c) in the appropriate alphabetical order:

(c) Advances Related to the Physical Trade Contracts. In addition to advances requested from time to time by the Borrower, in the event that any amounts owing to any Physical Trade Bank or any of its Affiliates under any Physical Trade Contract are not paid within two (2) Business Days after such obligation becomes due thereunder (whether at a scheduled date, by acceleration, early termination, on demand, or otherwise) then such Physical Trade Bank shall notify the Administrative Agent of such failure to pay and the Administrative Agent (without the necessity of any instructions or request from the Borrower) shall, during the period from the Closing Date until the Expiration Date, make a Revolving Loan in accordance with the provisions of Section 2.03 of this Agreement under the Borrowing Base Line but only to the extent approved (after notice from the Administrative Agent that the requested advance is to be made to cover obligations of the Borrower under a Physical Trade Contract) and funded in accordance with the procedures set forth in such Section 2.03 by each Bank with respect to its Pro Rata Share (or to the extent that a Conversion to Reduced Funding Banks Date has occurred as of such date, the then Approving Banks with respect to their respective Pro Rata Shares), or, with respect to any amount in excess of the Borrowing Base Advance Cap (measured against the then-outstanding amount of Borrower Obligations hereunder (which, for the avoidance of doubt shall include all then-outstanding Unilateral Overage Advance amounts of any Bank and shall exclude the amount of the then-current Unilateral Physical Trade Bank Overage Advance made pursuant to this Section 2.01(c), if any)), pursuant to a Unilateral Physical Trade Bank Overage Advance as set forth in this Section 2.01(c) but only to the extent approved and funded in accordance with the procedures set forth in Section 2.03 by the applicable Physical Trade Bank or if such Physical Trade Bank is not itself a Bank hereunder, its Bank Affiliate hereunder for any amounts due by the Borrower to such Physical Trade Bank or any of its Affiliates under any Physical Trade Contract (including, without limitation, any amounts required to be deposited as cash collateral by the Borrower in connection therewith), and then apply the proceeds of such advance to pay to such Physical Trade Bank or any of its Affiliates all amounts owed to such Person under such Physical Trade Contract (including, without limitation, any amounts required to be deposited as cash collateral by the Borrower in connection therewith). Upon making any such advance as provided above, the Administrative Agent shall send notice of such advance to the Borrower and the Banks. Any such advance shall initially be a Base Rate Loan. In the event that after giving effect to any such advance made to fund such Physical Trade Bank or any of its Affiliates, the then-outstanding amount of the Borrower Obligations hereunder (which, for the avoidance of doubt shall include all then-outstanding Unilateral Overage Advance amounts of any Bank and shall exclude the amount of the Unilateral Physical Trade Bank Overage Advance resulting from such advance, if any) would exceed the Borrowing Base Advance Cap, the Banks shall have no duty to fund their pro rata share of any excess resulting from such advance made to repay amounts owing to such Physical Trade Bank or any of its Affiliates under any Physical Trade Contract (including, without limitation, any amounts required to be deposited as cash collateral by the Borrower in connection therewith), but such Physical Trade Bank’s (or if such Physical Trade Bank is not itself a Bank hereunder, its Bank Affiliate’s) outstandings hereunder shall be deemed to be increased by the amount of such excess funded by such Physical Trade Bank (or if such Physical Trade Bank is not itself a Bank, its Bank Affiliate hereunder) as provided above in accordance with Section 2.03 (any such increase, a “Unilateral Physical Trade Bank Overage Advance”). With respect to any Unilateral Physical Trade Bank Overage Advance, the Borrower shall pay to the Administrative Agent, for the benefit of the applicable Physical Trade Bank (or its Bank Affiliate hereunder), the amount of such Unilateral Physical Trade Bank Overage Advance, together with interest thereon, within one (1) Business Day after the date of such advance and, notwithstanding anything to the contrary herein, no other Bank shall share in the payment of such Unilateral Physical Trade Bank Overage Advance.

THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANKS HAVE ABSOLUTELY NO DUTY TO FUND ANY REVOLVING LOAN REQUESTED BY THE BORROWER BUT WILL EVALUATE EACH LOAN REQUEST AND IN EACH BANK’S ABSOLUTE AND SOLE DISCRETION WILL DECIDE WHETHER TO FUND SUCH LOAN REQUEST. THE BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT THE SWAP BANKS HAVE ABSOLUTELY NO DUTY TO ENTER INTO ANY SWAP CONTRACT, AND THE ENTERING INTO OF ANY SWAP CONTRACT SHALL BE AT THE ABSOLUTE AND SOLE DISCRETION OF THE SWAP BANKS. THE BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT THE PHYSICAL TRADE BANKS HAVE ABSOLUTELY NO DUTY TO ENTER INTO ANY PHYSICAL TRADE CONTRACT, AND THE ENTERING INTO OF ANY PHYSICAL TRADE CONTRACT SHALL BE AT THE ABSOLUTE AND SOLE DISCRETION OF THE PHYSICAL TRADE BANKS.”

6. Amendment to Section 2.07 of the Credit Agreement. Section 2.07 is hereby amended by deleting the existing Section 2.07 in its entirety and inserting in lieu thereof the following:

“2.07 Repayment. The Borrower shall repay the principal amount of each Revolving Loan to the Administrative Agent on behalf of the Banks, on the Advance Maturity Date for such Loan. All amounts owing a Swap Bank under any Swap Contract, to the extent such amounts have not been repaid from the proceeds of a

Revolving Loan pursuant to Section 2.01(b) hereof, shall be paid on demand, or if no demand is made, on the first (1st) Business Day after the Borrower receives notice that such amount was advanced by or becomes owing to a Swap Bank. All amounts owing a Physical Trade Bank under any Physical Trade Contract, to the extent such amounts have not been repaid from the proceeds of a Revolving Loan pursuant to Section 2.01(c) hereof, shall be paid on demand, or if no demand is made, on the first (1st) Business Day after the Borrower receives notice that such amount was advanced by or becomes owing to a Physical Trade Bank.”

7. Amendment to Section 2.08(a) of Credit Agreement. Section 2.08(a) is hereby amended by deleting the existing Section 2.08(a) in its entirety and inserting in lieu thereof the following:

“(a) Each Revolving Loan (except for a Revolving Loan made as a result of a drawing under a Letter of Credit or a Reducing L/C Borrowing) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a floating rate per annum equal to the Base Rate plus the Applicable Margin at all times such Loan is a Base Rate Loan or at the Offshore Rate plus the Applicable Margin at all times such Loan is an Offshore Rate Loan. Each Revolving Loan made as a result of a drawing under a Letter of Credit or a Reducing L/C Borrowing and all amounts owing with respect to any Bank with respect to any Unilateral Overage Advance shall bear interest on the outstanding principal amount thereof from the date funded at a floating rate per annum equal to the Base Rate plus the Applicable Margin until such Loan or other amounts owing to a Bank with respect to a Unilateral Overage Advance has been outstanding for more than two (2) Business Days and, thereafter, shall bear interest on the outstanding principal amount thereof at a floating rate per annum equal to the Base Rate, plus three percent (3.0%) per annum (the “Default Rate”).”

8. Amendment to Section 2.11(a) of the Credit Agreement. Section 2.11(a) is hereby amended by deleting the existing Section 2.11(a) in its entirety and inserting in lieu thereof the following.

“(a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower in respect of Obligations hereunder, shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent’s Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (New York City time) on the date specified herein. For any payment received by the Administrative Agent from or on behalf of the Borrower in respect of Obligations that are then due and payable (unless such payment is being made pursuant to Section 2.05) prior to the occurrence of a Sharing Event, the Administrative Agent will promptly distribute such payment in like funds as received as follows: first, to each Bank, its Pro Rata Share; and second, to each Bank, its Unilateral Overage Pro Rata Share, provided, however, that any payment received solely with respect to any Unilateral Overage Advance within one (1) Business Day of such advance in accordance with Sections 2.01(b) or (c) hereof, as applicable, shall be distributed to each Bank according to its Unilateral Overage Pro Rata Share.

For any payment received from or on behalf of the Borrower by the Administrative Agent on or after the occurrence of a Sharing Event, the Administrative Agent will promptly distribute such payment in accordance with Section 2.01 of the Intercreditor Agreement. Any payment received by the Administrative Agent later than 1:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. If and to the extent the Borrower makes a payment in full to the Administrative Agent no later than 1:00 p.m. (New York City time) on any Business Day and the Administrative Agent does not distribute to each Bank its Pro Rata Share of such payment in like funds as received on the same Business Day, the Administrative Agent shall pay to each Bank on demand interest on such amount as should have been distributed to such Bank at the Federal Funds Rate for each day from the date such payment was received until the date such amount is distributed.”

9. Amendment to Section 2.13 of the Credit Agreement. Section 2.13 is hereby amended by deleting the existing Section 2.13 in its entirety and inserting in lieu thereof the following:

“2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein (or, after the occurrence of a Sharing Event, as provided in the Intercreditor Agreement), any Bank shall obtain on account of the Loans (or other Obligations referenced in clause (a) of the definition of such term) made or undertaken by such Bank any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans (or other Obligations referenced in clause (a) of the definition of such term) made or undertaken by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank’s ratable share (according to the proportion of (i) the amount of such paying Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.”

10. Amendment to Section 2.14 of the Credit Agreement. Section 2.14 is hereby amended by deleting it in its entirety and substituting the following new Section 2.14 in lieu thereof:

“Section 2.14. The Election of Approving Banks to Continue Funding.

(a) Notice of Disapproval. If on any Business Day one or more Banks (the “Declining Bank” or “Declining Banks”) provides the Administrative Agent with, and the Administrative Agent has actually received, a written notice in the form of Exhibit H of its disapproval, for reasons other than a Default, of further advances and issuances of Letters of Credit, and the other Bank or Banks approve further Revolving Loans (including the conversion and extension of such Revolving Loans) or the further issuances of, extensions of, the automatic renewal of or amendment to Letters of Credit, the Administrative Agent shall notify the Banks by 6:00 p.m. (New York City time) that same day.

(b) Further Credit Extensions. If the Bank or Banks which are not the Declining Banks desire, they may (on a pro rata basis, based on the Uncommitted Line Portion of all Banks that have elected to continue funding, as adjusted after such Conversion to Reduced Funding Banks Date (the “Adjusted Uncommitted Line Portion”), after which such date the Uncommitted Line Portion of all Declining Banks shall be reduced to zero) make the full or partial amount of such requested Revolving Loan or issue or amend the requested Letter of Credit irrespective of the Declining Banks’ disapproval (in such case, the Banks that elect to continue funding shall be referred to as the “Approving Banks” in respect of such Conversion to Reduced Funding Banks Date) but not in an aggregate amount that would exceed such Bank’s Adjusted Uncommitted Line Portion unless agreed in writing by such Bank. In such event, from each such date (each, a “Conversion to Reduced Funding Banks Date”) forward (or until the next Conversion to Reduced Funding Banks Date, if any, at which time one or more Banks that had been Approving Banks may become a Declining Bank), all subsequent Revolving Loans and Issuances of Letters of Credit or amendments to Letters of Credit that increase the face amount of a Letter of Credit (subject to Section 11.01) or extend the term of a Letter of Credit shall be made or issued and participated in unilaterally by the Approving Banks in respect of such Conversion to Reduced Funding Banks Date and no Letter of Credit thereafter Issued or amended to increase the amount or extended shall be participated in by the Declining Banks in respect of such Conversion to Reduced Funding Banks Date.

(c) Swap Banks. A Bank that becomes a Declining Bank shall not (nor shall its Affiliates) be considered a Swap Bank with respect to Swap Contracts (which, in the case of master agreements, shall refer to the date of the applicable “confirmation” thereunder) executed after it has become a Declining Bank. Accordingly, if a Swap Bank should execute a Swap Contract with the Borrower after it or its Affiliate has become a Declining Bank, the Borrower’s obligations under such Swap Contract shall not be secured by the Collateral hereunder, and the Declining Bank shall not be entitled to any sharing of amounts pursuant to the Intercreditor Agreement with respect to such Swap Contracts executed after it has become a Declining Bank. For the avoidance of doubt, the Borrower’s then-existing obligations under any Swap Contract entered with such Swap Bank prior to such Swap Bank’s Affiliate becoming a Declining Bank shall remain secured by the Collateral as provided in the Intercreditor Agreement to the extent that such obligations are not subsequently amended, supplemented or otherwise modified.

(d) Physical Trade Banks. A Bank that becomes a Declining Bank shall not (nor shall its Affiliates) be considered a Physical Trade Bank with respect to Physical Trade Contracts (which, in the case of master agreements, shall refer to the date of the applicable “confirmation” thereunder) executed after it has become a Declining Bank. Accordingly, if a Physical Trade Bank should execute a Physical Trade Contract with the Borrower after it or its Affiliate has become a Declining Bank, the Borrower’s obligations under such Physical Trade Contract shall not be secured by the Collateral hereunder, and the Declining Bank shall not be entitled to any sharing of amounts pursuant to the Intercreditor Agreement with respect to such Physical Trade Contracts executed after if has become a Declining Bank. For the avoidance of doubt, the Borrower’s then-existing obligations under any Physical Trade Contract entered with such Physical Trade Bank prior to such Physical Trade Bank’s Affiliate becoming a Declining Bank shall remain secured by the Collateral as provided in the Intercreditor Agreement, to the extent that such obligations are not subsequently amended, supplemented or otherwise modified.

(e) Repayments. Until all Declining Banks are fully repaid, repayments (including realizations from Collateral) shall be applied as follows:

(i) For purposes of allocating repayments prior to the occurrence of a Sharing Event, the Pro Rata Share of each Bank with respect to Loans and Letters of Credit outstanding on a specified Conversion to Reduced Funding Banks Date shall remain fixed at the percentage held by such Bank the day before such specified Conversion to Reduced Funding Banks Date, without respect to any changes which may subsequently occur in such Bank’s Pro Rata Share (prior to the next Conversion to Reduced Funding Banks Date) until such time, if any, that all Declining Banks are fully repaid. Upon the occurrence of the first Conversion to Reduced Funding Banks Date and thereafter, repayments of all outstanding Loans shall be applied to the Loans with the earliest advance date, notwithstanding the tenor of the Loans.

(ii) Following the occurrence of a Sharing Event and thereafter, repayments shall be allocated according to Section 2.01 of the Intercreditor Agreement.”

11. Amendment to Section 2.15 of the Credit Agreement. Section 2.15 is hereby amended by deleting it in its entirety and substituting the following new Section 2.15 in lieu thereof:

“2.15 Payments from Guarantor and Liquidation of Collateral. So long as no Sharing Event has occurred and notwithstanding anything to the contrary contained herein, in the event repayment is made to the Banks with respect to the Obligations of the Borrower (or any Affiliate thereof) hereunder by Guarantor or pursuant to a liquidation of Collateral, such repayment shall be shared by the Banks as provided in Section 2.11(a) hereof and upon the occurrence of a Sharing Event, such repayment shall be shared by the Banks in accordance with the Intercreditor Agreement.”

12. Amendment to Section 3.01 of the Credit Agreement. (a) Section 3.01(a) is hereby amended by deleting the fourth sentence therein, which begins “No Swap-Related Standby Letter of Credit shall be issued if” in its entirety and inserting in lieu thereof the following new sentence:

“No SPT-Related Standby Letter of Credit shall be Issued if, after giving effect to such Issuance, the outstanding amounts of all SPT-Related Standby Letters of Credit (excluding all Physical Trade Delivery-Related Standby Letters of Credit) plus the aggregate SPT Bank Close-Out Amounts of all SPT Banks plus the aggregate outstanding Unilateral Overage Advances of all Banks would exceed $50,000,000.”

(b) Section 3.01(b)(iii) is hereby amended by deleting it in its entirety and inserting in lieu thereof the following new Section 3.01(b)(iii) in lieu thereof:

“(iii) the expiry date of any requested Letter of Credit is after the earlier to occur of (A) 90 days after the date of Issuance of such Letter of Credit or solely in the case of any 360-Day Letter of Credit, 360 days after the date of Issuance of such 360-Day Letter of Credit or (B) the Maturity Date, or, solely in the case of a 360-Day Letter of Credit, the 360-Day L/C Maturity Date, unless all the Banks have approved such expiry date in writing, but any SPT-Related Standby Letter of Credit may by its terms be renewable for successive 90-day periods unless a notice that the applicable Issuing Bank declines to renew such Letter of Credit is given to the applicable Issuing Bank and the Administrative Agent on or prior to any date for notice of non-renewal to the beneficiary set forth in such SPT-Related Standby Letter of Credit, but in any event at least five Business Days prior to the date of the notice of non-renewal of such SPT-Related Standby Letter of Credit, any such automatic renewal of a Letter of Credit being subject to the fulfillment of the applicable conditions set forth in Article V; provided that the terms of each of the SPT-Related Standby Letters of Credit that is automatically renewable (1) shall require the applicable Issuing Bank to give the beneficiary of such SPT-Related Standby Letter of Credit notice of any non-renewal prior to the expiry date, (2) shall permit such beneficiary, upon receipt of such notice, to draw under such SPT-Related Standby Letter of Credit prior to the expiry date of the SPT-Related Standby Letter of Credit, and (3) shall not permit the expiry date (after giving effect to any renewal) of such SPT-Related Standby Letter of Credit in any event to be extended to a date that is later than the Maturity Date. If a notice of non-renewal is given by the applicable Issuing Bank pursuant to the immediately preceding sentence, the related SPT-Related Standby Letter of Credit shall expire on its expiry date;”

13. Amendment to Section 3.02 of the Credit Agreement. (a) Section 3.02 is hereby amended by replacing each reference to “Swap-Related Standby Letter of Credit” with the new term, “SPT-Related Standby Letter of Credit”.

(b) Section 3.02(a)(ii) is hereby further amended by adding, immediately after the first reference to “SPT-Related Standby Letter of Credit” appearing in such clause (ii) and immediately before the existing language “or other standby letter of credit” in such clause (ii), the following new language “, Physical Trade Delivery-Related Standby Letter of Credit”.

14. Amendment to Section 7.02 of the Credit Agreement. Section 7.02 is hereby amended by deleting the word “and” as it appears at the end of subsection 7.02(d); by deleting “.” at the end of subsection 7.02(e) and adding in lieu thereof, “; and”; and by adding the following new subsection as 7.02(f):

“(f) a SPT Activity Report executed by a Responsible Officer of the Borrower as of 15th day of each month and as of the last Business Day of each month, in each case delivered within ten (10) days of such reporting date; provided that if any such SPT Activity Report evidences that the Borrower has a “SPT Activity Utilization Ratio” (as defined therein) of 90% or more, then the Borrower shall provide additional SPT Activity Reports on the 7th day and the 22nd day of each month, in each case delivered within seven (7) days of such reporting date, until such time as the last delivered SPT Activity Report evidences a “SPT Activity Utilization Ratio” of 80% or less.”

15. Amendment to Section 7.15 of the Credit Agreement. Section 7.15 is hereby amended by deleting it in its entirety and substituting the following new Section 7.15 in lieu thereof:

“The Borrower will, at all times, maintain, with respect to the elected Borrowing Base Sub-Cap for such time, (a) Net Working Capital and Tangible Net Worth, each at a level not less than the minimum threshold set forth opposite such applicable Borrowing Base Sub-Cap under the heading “Minimum Net Working Capital” and “Minimum Tangible Net Worth”, as applicable, under the definition of Borrowing Base Sub-Cap, and (b) the Ratio of Total Liabilities to Tangible Net Worth, at a level not more than the maximum threshold set forth opposite such applicable Borrowing Base Sub-Cap under the heading “Maximum Ratio at Total Liabilities to Tangible Net Worth” under the definition of “Borrowing Base Sub-Cap”.

16. Amendment to Article VII of the Credit Agreement. Article VII is hereby amended by adding the following new Sections 7.16 and 7.17 in the appropriate numerical order:

“7.16 Swap Contracts. The Borrower shall promptly notify the Administrative Agent of the “early termination,” or its equivalent, of any Swap Contract and the Administrative Agent shall promptly notify the Banks of the same.

7.17 Physical Trade Contracts. The Borrower shall promptly notify the Administrative Agent of the “early termination,” or its equivalent, of any Physical Trade Contract and the Administrative Agent shall promptly notify the Banks of the same.”

17. Amendment to Section 8.01 of the Credit Agreement. Section 8.01 is hereby amended by deleting the “and” at the end of clause (j); by deleting “.” at the end of clause (k) and inserting “;” in lieu thereof; by deleting “.” at the end of clause (l) and inserting “; and” in lieu thereof; and by adding the following new clause (m) at the end of Section 8.01:

“(m) Cross-Affiliate Netting Liens.”

18. Amendment to Section 8.06 of the Credit Agreement. Section 8.06(b) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following new language:

“(b) swap contracts (including for the avoidance of doubt, any Swap Contract) entered into in the ordinary course of business as bona fide hedging transactions and physical trade contracts (including for the avoidance of doubt, any Physical Trade Contract) entered into in the ordinary course of business; and”

19. Amendment to Section 8.16 of the Credit Agreement. Section 8.16 is hereby amended by deleting the existing section in its entirety and inserting in lieu thereof the following new language:

“8.16 SPT-Related Standby Letters of Credit. The Borrower shall not permit outstanding SPT-Related Standby Letters of Credit (excluding all Physical Trade Delivery-Related Standby Letters of Credit) plus the aggregate SPT Bank Close-Out Amounts of all SPT Banks plus the aggregate outstanding Unilateral Overage Advances of all Banks to exceed $50,000,000.”

20. Amendment to Article IX of the Credit Agreement. Article IX is hereby amended by adding the following new Section 9.04 in the appropriate numerical order:

“9.04 Application of Payments. Except as expressly provided in this Agreement, from and after the date of the occurrence of any Sharing Event, all amounts thereafter received or recovered under this Agreement or any other Loan Document whether as a result of a payment by the Borrower, the exercise of remedies by the Administrative Agent under any of the Loan Documents, liquidation of collateral or otherwise, shall be applied according to Section 2.01 of the Intercreditor Agreement.”

21. Amendment to Section 11.01 of the Credit Agreement. Section 11.01 is hereby amended by inserting the immediately after the language “(iii) amend, modify or waive any provision of Section 10 without the written consent of the Agents” and immediately before the phrase “provided, further” the following language:

“, or (iv) amend, modify or waive any provision contained in Sections 7.16, 7.17, 8.16, 9.04 or 11.21 or any other Section of this Agreement which amendment, modification or waiver would affect the rights and duties of the Swap Banks or Physical Trade Banks hereunder, unless in writing and signed by the Administrative Agent and each Bank that is a Swap Bank or Physical Trade Bank at the time of such amendment, waiver or consent,”

22. Amendment to Section 11.21 of the Credit Agreement. Section 11.21 is hereby amended by deleting the existing section in its entirety and inserting in lieu thereof the following new language:

“11.21 Joinder. From and after the Closing Date, each financial institution, acceptable to the Agents and the Borrower, that executes and delivers an Uncommitted

Line Portion Addendum, substantially in the form of Schedule 11.21 (an “Uncommitted Line Portion Addendum”), shall become a party to the Credit Agreement and the Intercreditor Agreement and have the rights and obligations of a Bank hereunder and under the other Loan Documents and shall be bound by the other provisions hereof and thereof.”

23. Amendment to the Recitals to the Credit Agreement. The second recital of the Credit Agreement is hereby amended by inserting “and physical trade” immediately after the phrase “to secure swap” and immediately before the word “counterparties” and also immediately after the phrase “for out-of-the-money swap” and immediately before the word “obligations”.

24. Amendment to Schedule 2.01 of the Credit Agreement. Schedule 2.01 is hereby amended by inserting the language “AND PHYSICAL TRADE CONTRACTS” immediately after the language “(EXCLUDING SWAP CONTRACTS” and immediately before the punctuation “)”.

25. Amendment to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended by deleting the Form of Notice of Borrowing in its entirety and substituting the new Exhibit A, substantially in the form of Exhibit E hereof.

26. Amendment to Exhibit E to the Credit Agreement. Exhibit E is hereby amended by deleting the Borrowing Base Collateral Position Report in its entirety and substituting the new Exhibit E, substantially in the form of Exhibit C hereof.

27. Amendment to Exhibit G to the Credit Agreement. Exhibit G is hereby amended by deleting the reference to “Banks (hereinafter defined)” as it appears in the preamble thereto, and inserting in lieu thereof the following “Secured Parties (as defined in the Credit Agreement (hereinafter defined))”.

28. Addition of Exhibit J to Credit Agreement. The Credit Agreement is hereby amended by adding new Exhibit J as the SPT Activity Report substantially in the form of Exhibit D hereof.

29. Representations. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants that (a) no material adverse change has occurred in the financial condition or business prospects of the Borrower since the date of the last financial statements delivered to the Administrative Agent and the Banks, (b) no Default or Event of Default has occurred and is continuing, and (c) the Borrower is fully authorized to enter into this Amendment. THE BORROWER ACKNOWLEDGES THAT THE CREDIT AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY OPTIONAL ON THE PART OF THE BANKS AND THAT THE BANKS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY REVOLVING LOAN OR TO ISSUE ANY LETTER OF CREDIT. BORROWER REPRESENTS AND WARRANTS TO THE BANKS THAT BORROWER IS AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

30. Tier I Account Parties. The Required Banks hereby agree that the Physical Trade Banks shall be deemed to be Tier I Account Parties for purposes of this Credit Agreement.

31. Conditions Precedent. This Amendment shall become effective on the first date (the “Fourth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Fees and Expenses. The Agents and the Banks shall have received payment of all fees and expenses owed to them by the Borrower as of the Fourth Amendment Effective Date;

(b) Delivered Documents. On the Fourth Amendment Effective Date, the Administrative Agent shall have received executed originals of:

(i) this Amendment, executed by a duly authorized officer of each of the Borrower and the Banks;

(ii) the Acknowledgement and Consent set forth in Exhibit B hereto, each executed by a duly authorized officer of the party named therein, consenting to this Amendment and affirming the Loan Documents specified therein;

(iii) a legal opinion of counsel to the Borrower and counsel to Guarantor each addressed to the Administrative Agent and the Banks, in form and substance acceptable to the Administrative Agent and the Banks;

(iv) copies of the resolutions of the members of the Borrower authorizing the amendments and transactions contemplated hereby, certified as of the Fourth Amendment Effective Date by the Secretary of the Borrower, and certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Amendment and all other documents to be delivered by the Borrower hereunder; and

(v) such other documents or certificates as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

32. Miscellaneous.

(a) Limited Effect. Except as expressly consented to hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, without any consent, amendment, waiver or modification of any provision thereof; provided, however, that upon the Fourth Amendment Effective Date, all references herein and therein to the “Loan Documents” shall be deemed to include, in any event, the Amendment to the Guaranty, dated as of October 1, 2003, the First Amendment to Subordination Agreement, dated as of February 18, 2004, Amendment No. 1 to the Security Agreement and Reaffirmation dated March 30, 2005, the First Amendment, the Second Amendment, the Third Amendment, and this Amendment, and all other documents delivered to the Administrative Agent or any Bank in connection therewith. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

(b) Severability. In case any of the provisions of this Amendment shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

(D) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE BANKS AND ALL AGENT-RELATED PERSONS SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW.

(e) Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower, Administrative Agent, the Banks, Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Amendment or any of the other Loan Documents.

(f) COMPLETE AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER

ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company

By:	/s/ C. RICHARD ALFORD
Name:	C. Richard Alford
Title:	Senior Vice President

GUARANTOR

ATMOS ENERGY HOLDINGS, INC.

By:	/s/ LAURIE M. SHERWOOD
Name:	Laurie M. Sherwood
Title:	Senior Vice President and Treasurer

[Signature Page to Fourth Amendment]

FORTIS CAPITAL CORP., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, Administrative Agent, Collateral Agent, Issuing Bank, and a Bank

By:	/s/ IRENE C. RUMMEL
Name:	Irene C. Rummel
Title:	Director

By:	/s/ CHAD CLARK
Name:	Chad Clark
Title:	Director

[Signature Page to Fourth Amendment]

BNP PARIBAS, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, Documentation Agent, Issuing Bank and a Bank

By:	/s/ EDWARD K. CHIN
Name:	Edward K. Chin
Title:	Managing Director

By:	/s/ ANDREW STRATOS
Name:	Andrew Stratos
Title:	Vice President

[Signature Page to Fourth Amendment]

SOCIÉTÉ GÉNÉRALE, as Syndication Agent and as a Bank

By:	/s/ BARBARA PAULSEN
Name:	Barbara Paulsen
Title:	Managing Director

By:	/s/ EMMANUEL CHESNEAU
Name:	Emmanuel Chesneau
Title:	Managing Director

[Signature Page to Fourth Amendment]

NATIXIS, acting through its New York Branch, as a Bank

By:	/s/ DAVID PERSHAD
Name:	David Pershad
Title:	Managing Director

By:	/s/ JULIEN MATHIEU
Name:	Julien Mathieu
Title:	Associate Director

[Signature Page to Fourth Amendment]

RZB FINANCE LLC, as a Bank

By:	/s/ HERMINE KIROLOS
Name:	Hermine Kirolos
Title:	Group Vice President

By:	/s/ ASTRID WILKE
Name:	Astrid Wilke
Title:	Vice President

[Signature Page to Fourth Amendment]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ LINDA TERRY
Name:	Linda Terry
Title:	Vice President & Manager

[Signature Page to Fourth Amendment]

BROWN BROTHERS HARRIMAN & CO., as a Bank

By:	/s/ MICHAEL H. VELLUCCI
Name:	Michael H. Vellucci
Title:	Senior Vice President

[Signature Page to Fourth Amendment]

THE ROYAL BANK OF SCOTLAND plc, as a Bank

By:	/s/ MATTHEW MAIN
Name:	Matthew Main
Title:	Managing Director

By:
Name:
Title:

[Signature Page to Fourth Amendment]

EXHIBIT A TO

FOURTH AMENDMENT

SCHEDULE 11.02

ADDRESSES FOR NOTICES AND LENDING OFFICES

ATMOS ENERGY MARKETING, LLC

Borrower’s Address:

13430 Northwest Freeway, Suite 700

Houston, Texas 77040

Attention: Ronald W. Bahr

Telephone: (713) 688-7771

Facsimile: (713) 688-5124

FORTIS CAPITAL CORP.,

As Administrative Agent and Collateral Agent

15455 N. Dallas Parkway

Suite 1400

Addison, TX 75001

Telephone: (214) 953-9313

Facsimile: (214) 969-9332

FORTIS CAPITAL CORP.,

As Issuing Bank and a Bank

15455 N. Dallas Parkway

Suite 1400

Addison, TX 75001

Attention: Marla Jennings

Telephone: (214) 953-9313

Facsimile: (214) 969-9332

BNP PARIBAS

As Documentation Agent, Issuing Bank and a Bank

787 Seventh Avenue

New York, New York 10019

Attention: Ed Chin

Telephone: (212) 841-2020

Facsimile: (212) 841-2536

SOCIÉTÉ GÉNÉRALE,

As Syndication Agent and as a Bank

1221 Avenue of the Americas

New York, New York 10020

Attention: Barbara Paulsen

Telephone: (212) 278-6496

Facsimile: (212) 278-7417

NATIXIS, acting through its New York Branch,

As a Bank

1251 Avenue of the Americas, 34th Floor

New York, New York 10020

Attention: David Pershad

Telephone: (212) 872-5015

Facsimile: (212) 354-9095

RZB FINANCE LLC

As a Bank

1133 Avenue of the Americas

New York, New York 10036

Attention: Hermine Kirolos

Telephone: (212) 845-4114

Facsimile: (212) 944-6389

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

As a Bank

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

New York Branch

1251 Avenue of the Americas,

New York, New York 10020-1104

Attention: USCB Portfolio Management Group

Facsimile: (212) 782-4979

with a copy to:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,

Houston Agency

1100 Louisiana Street,

Suite 2800

Houston, Texas 77002

Attention: Damain Sullivan

Telephone: (713) 655-3808

Facsimile: (713) 658-0116

BROWN BROTHERS HARRIMAN & Co.

As a Bank

140 Broadway

New York, New York 10005

Attention: Paul Feldman

Telephone: (212) 493-7732

Facsimile: (212) 493-8998

THE ROYAL BANK OF SCOTLAND plc

As a Bank

101 Park Avenue, 6th Floor

New York, New York 10178

Attention: Alisa Williams

Telephone: (212) 401-3200

With copies to:

600 Travis St, Suite 6500

Houston, Texas 77002

Attention: Matthew Main

Telephone: (713) 221-2441

Facsimile: (713) 221-2430

EXHIBIT B TO

FOURTH AMENDMENT

ACKNOWLEDGEMENT AND CONSENT

Reference is made to (i) the FOURTH AMENDMENT, dated as of March 31, 2008 (the “Fourth Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2005 (as amended by the First Amendment, dated November 28, 2005, the “First Amendment”, the Second Amendment, dated as of March 31, 2006, the “Second Amendment”, the Third Amendment, dated as of March 30, 2007, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ATMOS ENERGY MARKETING, LLC, a Delaware limited liability company (the “AEM”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as a Bank, as an Issuing Bank, and as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”), as Collateral Agent, as a Joint Lead Arranger and as a Joint Bookrunner, BNP PARIBAS, a bank organized under the laws of France (“BNP Paribas”), as a Bank, as an Issuing Bank, as a Joint Lead Arranger, as a Joint Bookrunner and as Documentation Agent, SOCIÉTÉ GÉNÉRALE, as Syndication Agent and as a Bank (together with the Administrative Agent, the “Agents”), and each other financial institution that may become a party thereto (collectively the “Banks”), (ii) that certain INTERCREDITOR AGREEMENT, dated as of March 31, 2008, (the “Intercreditor Agreement”) by and among the Banks, Swap Banks, Physical Trade Banks, the Agent (as defined therein) and the Borrower, (iii) that certain SECURITY AGREEMENT, dated as of December 1, 2001 (as amended by AMENDMENT NO. 1 to the SECURITY AGREEMENT, dated as of March 30, 2005 and as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Security Agreement”) executed by AEM as grantor (the “Grantor”) and the Collateral Agent, (iv) that certain GUARANTY, dated March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “AEH Guaranty”) executed for the ratable benefit of the Banks by Atmos Energy Holdings, Inc. (“AEH”) as guarantor (the “Guarantor”), (v) that certain ATMOS SUPPORT AGREEMENT, dated March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Atmos Support Agreement”) executed by Atmos Energy Corporation, a Texas and Virginia corporation (“Atmos”) as support sponsor (the “Support Provider”), and (vi) that certain SUBORDINATION AGREEMENT dated as of March 30, 2005 (as further amended, restated, supplemented or otherwise modified in writing from time to time, the “Subordination Agreement”) by and between Fortis and AEH (the “Subordinated Creditor,” together with the Security Agreement, the AEH Guaranty and the Atmos Support Agreement, collectively, the “Security Documents” and individually, a “Security Document”) and acknowledged by the Borrower. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Each of the Grantor, the Guarantor, the Support Provider and the Subordinated Creditor hereby:

(a) acknowledges that the Borrower has requested certain other amendments to the Credit Agreement on the terms and subject to the conditions set forth in the Fourth Amendment;

(c) acknowledges that such requests were in order and that the benefits of such extensions and other amendments pursuant to the Fourth Amendment will directly or indirectly accrue to such party;

(d) consents to the Fourth Amendment;

(e) confirms and agrees that its respective obligations under the applicable Security Documents shall continue in full force and effect and is hereby ratified and confirmed in all respects;

(f) acknowledges the receipt and sufficiency of such benefits and other good and valuable consideration to support its continuing obligations under the applicable Security Documents, including as such obligations may be affected by the effectiveness of the Fourth Amendment;

(g) acknowledges the Intercreditor Agreement.

Each party hereto, in its capacity as grantor, guarantor, support provider and subordinated creditor, hereby ratifies that certain Fourth Amendment to Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of March 31st, 2008.

ATMOS ENERGY MARKETING, LLC
as Grantor

By:
Name:	C. Richard Alford
Title:	Senior Vice President

ATMOS ENERGY HOLDINGS, INC.,
as Guarantor and as Subordinated Creditor

By:
Name:	Laurie M. Sherwood
Title:	Senior Vice President and Treasurer

ATMOS ENERGY CORPORATION,
as Support Provider

By:
Name:	Laurie M. Sherwood
Title:	Vice President, Corporate Development and Treasurer

By:
Name:
Title:

[Signature Page to Acknowledgement and Consent to Fourth Amendment]

EXHIBIT C

TO FOURTH AMENDMENT

EXHIBIT E

ATMOS ENERGY MARKETING, LLC, BORROWING BASE

COLLATERAL POSITION REPORT AS OF [DATE]

In my capacity as Responsible Officer for ATMOS ENERGY MARKETING, LLC, I hereby certify that as of the date written above, the amounts indicated below were accurate and true as of the date of preparation. I also certify that the net long or short position has not exceeded the limitations set forth in Section 8.11 of the Credit Agreement.

I.	COLLATERAL
	A.	Cash Collateral		$100%	$
	B.	Equity in Eligible Broker accounts		$90%	$
	C.	Tier I Accounts		$90%	$
	D.	Tier II Accounts		$85%	$
	E.	Tier I Unbilled Accounts		$85%	$
	F.	Tier II Unbilled Accounts		$80%	$
	G.	Eligible Inventory		$80%	$
	H.	Eligible Exchange Receivables		$80%	$
	I.	Undelivered Product Value		$80%	$
	J.	Realizable Unrealized Profits, up to a maximum amount of $50,000,000; less		$70%	$
	K.	First purchaser liability; less	$ ( )	100%	$(	)
	L.	SPT Close-Out Amounts; less	$ ( )	125%	$(	)
	M.	Unrealized Mark-to-Market Losses	$ ( )	100%	$(	)
	TOTAL COLLATERAL		$

	BORROWING BASE SUB-CAP				$

	BORROWING BASE ADVANCE CAP				$

II.	BANK OUTSTANDINGS				$
	A.	Loans from the Banks			$
	B.	L/C’s from the Banks			$
	C.	Unilateral Overage Advances from the Banks

TOTAL OUTSTANDINGS UNDER BORROWING BASE LINE
III.	EXCESS/(DEFICIT) (I-II)
IV.	NET SHORT OR LONG POSITION MMBTUS				$

Attached hereto are (i) an aging report, (ii) a schedule of netted qualified exchange balances, (iii) a schedule of qualified inventory and (iv) a schedule of all contras applied against (i), (ii), and (iii).

By:
Responsible Officer

EXHIBIT D

TO FOURTH AMENDMENT

EXHIBIT J

SPT ACTIVITY REPORT AS OF [DATE]

In my capacity as Responsible Officer for ATMOS ENERGY MARKETING, LLC, I hereby certify that as of the date written above, the amounts indicated below were accurate and true as of the date of preparation. I also certify that SPT Contract related activity  has not exceeded the limitations set forth in Section 8.16 of the Credit Agreement.

SPT Bank	Maximum Swap Bank Close-Out Amount	Maximum Physical Trade Bank Close-Out Amount	Maximum SPT Bank Close-Out Amount	Current Swap Bank Close-Out Amount	Current Physical Trade Bank Close-Out Amount	Current Aggregate SPT Bank Close-Out Amount	Available SPT Close-Out Amount
BNP Paribas	$25,000,000	$25,000,000	$25,000,000	$20,000,000		$20,000,000	$5,000,000
Fortis Capital Corp.	$25,000,000	$25,000,000	$25,000,000		$20,000,000	$20,000,000	$5,000,000
Société Générale	$25,000,000	$25,000,000	$25,000,000
The Royal Bank of Scotland plc	$25,000,000	$25,000,000	$25,000,000
NATIXIS, acting through its New York Branch	$25,000,000	$25,000,000	$25,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	N/A	N/A	N/A
RZB Finance LLC	N/A	N/A	N/A
Brown Brothers Harriman & Co.	N/A	N/A	N/A
Totals	N/A	N/A	N/A	N/A	N/A	$40,000,000	N/A

CALCULATION OF SPT ACTIVITY UTILIZATION RATIO

Total Current Aggregate SPT Bank Close-Out Amount (“Total CO Amount”) [1]	Amount of Outstanding SPT-Related Standby Letters of Credit (excluding all Physical Trade Delivery-Related Standby Letters of Credit) (“Total SPT L/C Amount”)		Total Outstanding Unilateral Overage Advances (“Total UOA”)		Covenant Cap (“Covenant Cap”)[2]	“SPT Activity Utilization Ratio” = ((Total CO Amount) + (Total SPT L/C Amount) + (Total UOA)) /(Covenant Cap) [expressed as a percentage, rounded to the second decimal place]
$40,000,000	[	]	[	]	$50,000,000

By:
Responsible Officer

[1]	Determined by reference to the U.S. Dollar amount listed in the last row under the heading “Current Aggregate SPT Bank Close-Out Amount”.
[2]	Determined by reference to the limit set in Section 8.16 of the Credit Agreement, which as of the Fourth Amendment is $50,000,000.

EXHIBIT E

TO FOURTH AMENDMENT

EXHIBIT A

FORM OF NOTICE OF BORROWING

(LETTERS OF CREDIT)

[Date]

Fortis Capital Corp.	BNP Paribas
15455 North Dallas Parkway	787 Seventh Avenue
Suite 1400	New York, New York 10019
Addison, TX 75001	Attention: Edward Chin
Attention: Marla Jennings	Telephone: (212) 841-2020
Telephone: (214) 953-9314	Facsimile: (212) 841-2536
Facsimile: (214) 969-9332

Re:	Uncommitted Second Amended and Restated Credit Agreement, dated to be effective as of March 30, 2005 (as amended or supplemented from time to time, the “Agreement”), by and among ATMOS ENERGY MARKETING, LLC (the “Borrower”), the banks that from time to time are parties thereto, Fortis Capital Corp., as Administrative Agent, and BNP Paribas, as Documentation Agent

Ladies and Gentlemen:

Reference is made to the Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Agreement). The Borrower hereby gives notice (i) of its intention to request the [issuance, amendment, or renewal] of Letters of Credit as is further described on the Letter of Credit Application attached hereto and (ii) that the requested Letter of Credit will be a(n) [commercial documentary letter of credit, a SPT-Related Standby Letter of Credit, Physical Trade Delivery-Related Standby Letter of Credit, or other standby letter of credit3].

The Borrower represents and warrants, as of the date hereof and as of the date any Letter of Credit is Issued, amended or renewed, that (i) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Letters of Credit requested above; (ii) that the Borrowing Base Advance Cap will not be exceeded after giving effect to the Letters of Credit requested above; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct, to Borrower’s knowledge, as of the date hereof.

[3]	With respect to any Letter of Credit that is characterized as an “other standby letter of credit” a purpose should be specified for such “other standby letter of credit” so that clause (ii) might read “(ii) that the requested Letter of Credit will be an other standby letter of credit for the purpose of purchasing natural gas from a source other than an Physical Trade Bank.”

Very truly yours,

ATMOS ENERGY MARKETING, LLC,

By:
Name:
Title:

FORM OF NOTICE OF BORROWING

(REVOLVING LOAN)

[Date]

Fortis Capital Corp.

15455 North Dallas Parkway

Suite 1400

Addison, TX 75001

Attention: Marla Jennings

Telephone: (214) 953-9314

Facsimile: (214) 969-9332

Re:	Uncommitted Second Amended and Restated Credit Agreement, dated to be effective as of March 30, 2005 (as amended or supplemented from time to time, the “Agreement”), by and among ATMOS ENERGY MARKETING, LLC (the “Borrower”), the banks that from time to time are parties thereto, Fortis Capital Corp., as Administrative Agent, and BNP Paribas, as Documentation Agent

Ladies and Gentlemen:

Reference is made to the Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Agreement). The Borrower hereby gives notice of its intention to borrow under the Borrowing Base Line. Please advance a Revolving Loan as follows:

Date of Borrowing a-1	:
Amount	:
Type of Advance
(Base Rate or Offshore Rate)	:
Interest Period
(if Offshore Rate)	:	.

The Borrower represents and warrants, as of the date hereof and as of the date any Revolving Loan is made or renewed, that (i) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Revolving Loan requested above; (ii) that neither the Borrowing Base Advance Cap nor the Dollar Advance Cap will be exceeded after giving effect to the Revolving Loan requested above; and (iii) all of Borrower’s representations and warranties under the Agreement are true and correct, to Borrower’s knowledge, as of the date hereof.

a-1

The aggregate amount of the Borrowing comprised of Offshore Rate Loans must be made in an amount equal to the Offshore Effective Amount. The date of the Borrowing must be a Business Day. Borrower must give four (4) Business Days advance notice for Borrowings comprised of Offshore Rate Loans, and the same Business Day advance notice for Borrowings comprised of Base Rate Loans.

Very truly yours,

ATMOS ENERGY MARKETING, LLC,

By:
Name:
Title: